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                                                                  EXHIBIT 10.11



                         SUPPLEMENT TO LEASE AGREEMENT
                         (Construction of Improvements)

       This agreement ("Agreement") is made as of December 30, 1996 between CarrAmerica Realty, L.P., a Delaware Limited Partnership ("Landlord") and J.D. Edwards & Company, a Colorado corporation ("Tenant").

                                    RECITALS

       A. Landlord has purchased from Tenant that certain real property located in the City and County of Denver, Colorado described in Exhibit A attached hereto (the "Land"; the Land together with the improvements and other property located or to be constructed on the Land are collectively referred to in this Agreement as the "Property") pursuant to that certain Agreement of Purchase and Sale dated as of December 11, 1996 between Landlord and Tenant ("Purchase Contract").

       B. As the prior owner, Tenant had commenced, but as of the closing under the Purchase Contract had not completed, construction on the Land of a multi-story office building and related improvements and structures.

       C. Landlord and Tenant have executed a lease agreement ("Lease") of even date with this Agreement pursuant to which Tenant has leased all or a portion of the Property (the "Premises") from Landlord. Landlord shall provide funds under this Agreement, which supplements the terms of the Lease, in order for Tenant to complete the Improvements. Tenant shall be responsible to cause the completion of the Improvements and shall pay for the cost to achieve such completion to the extent that the funds that Landlord is obligated to provide hereunder are insufficient. The rent commencement date ("Rent Commencement Date") under the Lease will be the earlier of availability of the Premises for occupancy (as provided in the Lease) and October 1, 1997, as Tenant is bearing the risk of any delay in the construction of the Improvements. Rent under the Lease will be calculated under this Agreement to achieve a certain stated return to Landlord on the funds provided by Landlord pursuant to this Agreement.

       The foregoing provisions are the general intentions of the parties and are governed by the specific provisions set forth below.


                                   AGREEMENT:

       THEREFORE, for valuable consideration, the parties agree as follows:

                    ARTICLE 1:  CONSTRUCTION OF IMPROVEMENTS

       1.1 Definitions. In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, the terms shown below in this Paragraph 1.1 shall have the following meanings:

              (a) Access Road means the "Access Road", as such term is defined in the Purchase Contract, and as shown in the Plans and Specifications, providing ingress and egress between the Property and adjacent public roads, which access shall be in compliance with all applicable Governmental Requirements and private covenants, conditions and restrictions of record.

              (b) Architects' Agreements means the agreements between each of the Project Architects and Tenant, each dated as of May 1, 1996, as amended prior to the date of this Agreement and as amended from time-to-time hereafter in accordance with the requirements of this Agreement.
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              (c)    Base Rent means the "Base Rent" payable under the Lease,
as determined pursuant to this Agreement.

              (d) Budget means the detailed line item construction budget for completion of the Improvements attached to this Agreement as Exhibit B.

              (e)    Escrow Agent means Land Title Guarantee Company.

              (f)    Expansion has the meaning provided in Paragraph 5.1.

              (g) Expansion Commencement Date has the meaning provided in Paragraph 5.1.

              (h)    Expansion Notice has the meaning provided in Paragraph
5.4.

              (i)    Expansion Land has the meaning provided in Paragraph 5.1.

              (j)    Expansion Option has the meaning provided in Paragraph
5.1.

              (k) Final Approvals means all governmental approvals and certificates required for use and occupancy of the Project, including, without limitation, a certificate of occupancy issued by the City and County of Denver, and a Certificate of Compliance issued by the Architectural Control Committee for the Denver Technological Center.

              (l)    Financing Fee has the meaning provided in Paragraph 4.1.

              (m)    General Contractor means Hensel Phelps Construction
Company.

              (n) General Construction Contract means the guaranteed maximum price construction contract for the Improvements between Tenant and General Contractor, dated as of May 1, 1996, as amended prior to the date of this Agreement and as amended from time-to-time hereafter in accordance with this Agreement.

              (o) Governmental Requirements means all laws, ordinances, codes, regulations and governmental requirements applicable to the construction, completion, use and occupancy of the Property.

              (p) Improvements means the multistory office building and all other improvements to be constructed on the Land as contemplated by the Plans and Specifications, including the Access Road, surface parking, parking garage, driveways, storm water and utility facilities and landscaping.

              (q) Owner's Title Policy means the owner's policy of title insurance insuring Landlord's interest in the Land, issued at the closing under the Purchase Contract.

              (r) Plans and Specifications means the plans and specifications for the Improvements identified on attached Exhibit C, as such modified from time-to-time hereafter in accordance with the General Construction Contract and the requirements of this Agreement.

              (s) Project Agreements means the Architects' Agreements, the General Construction Contract and all other contracts and agreements for the design and construction of the Property, including the contracts and agreements identified on attached Exhibit D.
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              (t)    Project Architects means C.W. Fentress, J.H. Bradburn and
Associates, P.C. (core and shell) and VOA Associates Incorporated (interiors).

              (u)    Project Close-Out has the meaning provided in Paragraph
1.2.
              (v)    Project Manager means Schal Bovis Inc.

              (w) Project Management Agreement means the agreement between Tenant and the Project Manager dated as of May 1, 1996.

              (x) Project Schedule means the line-item schedule for completion of the Improvements attached to this Agreement as Exhibit E.

              (y) Substantial Completion means "substantial completion" of the Improvements as such term is defined in the General Construction Contract.

              (z) Title Company means the title company which issued the Owner's Title Policy.

              (aa)   Total Expansion Cost has the meaning provided in Paragraph
5.1.

              (bb)   Total Project Cost has the meaning provided in Paragraph
4.1.

       1.2 Construction. Tenant shall at its sole cost and expense, except to the extent funds are to be provided by Landlord as provided herein, shall cause Substantial Completion and Project Close-Out to be achieved by September 30, 1997 and December 15, 1997, respectively; provided that such dates shall be extended for any Landlord's Delays (as such term is defined in Paragraph 1.4). Tenant shall cause the Improvements to be constructed in accordance with the Plans and Specifications, and all applicable Governmental Requirements and private covenants, conditions and restrictions of record. "Project Close-Out" shall have occurred when (1) the Project Architects, the Project Manager and the General Contractor have each issued and delivered to Landlord a certification that the Improvements have been completed in accordance with the Plans and Specifications and in compliance with all applicable Governmental Requirements; (2) all Final Approvals have been obtained; (3) all contractors, subcontractors, supplies, architects and others who supplied services, labor, equipment, furnishing, supplies or materials with respect to the Improvements have been paid in full and have executed affidavits of final payment and unconditional lien releases and any liens filed against the Property in connection with completion of the Improvements have been released; (4) all landscaping and other exterior items have been completed and paid for or provision for completion and payment has been made for seasonal items; (5) all punchlist items for all the Improvements have been completed in accordance with the requirements of the applicable plans and specifications therefor and the applicable Project Agreements; and (6) written warranties and guaranties from all subcontractors and suppliers as required by the General Construction Contract and subcontracts, as-built plans, record drawings, and all project files have been delivered to Landlord. Tenant shall pay or cause to be paid at no expense or liability to Landlord, and shall indemnify, defend and hold harmless Landlord with respect to, any expense or claim incurred by or asserted against Landlord or the Property and shall reimburse Landlord for any cost or expense incurred by Landlord that is necessary to achieve Project Close-Out that is in excess of amounts which Landlord is obligated to fund under this Agreement, including any such liability, cost or claim resulting from non-compliance of the Improvements or the Access Road with applicable Governmental Requirements or private covenants, conditions and restrictions of record. Tenant shall be entitled to any payment or credits owed or payable by the General Contractor as a result of delay in completion of the Project.

       1.3 Status of Construction. Tenant shall keep Landlord apprised of the status of construction of the Improvements, and shall provide copies to Landlord, as and when received by Tenant, of: (i) all requests for





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information; (ii) applications for payment and invoices for payment under the
Project Agreements together with supporting documentation and certificates for payment; (iii) prior to agreeing thereto, proposed Change Orders, Construction Change Directives, Addenda, Change Orders and Modifications (as such terms are defined in document forms prepared by the American Institute of Architects);
(iv) project meeting minutes; (v) inspection certifications and correspondence relating thereto; (vi) any claims for additional compensation or an extension in time for performance under any of the Project Agreements; (vii) any notices of any violations of any legal or regulatory requirements applicable to the performance of the work; (viii) any schedule modifications; (ix) all shop drawings and other submittals; and (x) any other material matters relating to the completion of the Improvements. Landlord shall be entitled to have a representative present at all project meetings and Tenant shall provide reasonable advance notice of such meetings to Landlord or its designated representative.

       1.4 Changes. No amendment or modification shall be made to the Architects' Agreements, the General Construction Contract, the Project Management Agreement, the Budget or the Project Schedule and no material extra work or materials or material change in the Plans and Specifications shall be ordered, authorized or approved by Tenant without, in each case, the prior written consent of Landlord; provided, however, Landlord shall not unreasonably withhold its consent to changes in the work or in the Plans and Specifications (and corresponding Change Orders) which individually or in the aggregate do not increase or decrease the guaranteed maximum price under the General Construction Contract by more than $50,000.00; and do not, in Landlord's reasonable opinion, adversely affect the structure, systems, or equipment, or appearance of the Improvements or the marketability of the Improvements for future sale or office leasing. The procedures and time periods for approval of changes are set forth on attached Exhibit G. As used herein, "Landlord's Delays" means delays in construction or completion of the Initial Improvements resulting from Landlord's failure to respond to requests for approvals required from Landlord hereunder within any time periods specified in Exhibit G for such response (or if no such period is specified, within a reasonable time).

       1.5 Tenant Acts as Principal. With respect to the contracts for labor, materials and professional services for the construction of the Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant, except as set forth in this Agreement. Landlord may post one or more "notices of non-responsibility" for Tenant's work on the Property. Tenant agrees to indemnify, defend and hold Landlord and the Property, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees ("Tenant Contractor"), or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or any Tenant Contractor with respect to the Property. Tenant shall, upon Landlord's request, at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved in writing by Landlord unless Tenant shall elect to pay or settle any such claims out of its own funds or proceeds of insurance; Tenant shall promptly notify Landlord of each action, suit or proceeding threatened or commenced as a result of injury, damage or liability occurring in, on or about the Property (whether or not Landlord is named or threatened to be named as a party), and Tenant shall, upon Landlord's request, at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved in writing by Landlord unless Tenant shall elect to pay or settle any such claims out of its own funds or proceeds of insurance. Tenant shall have no authority to place any lien upon the Property, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or Tenant's Contractor, any Tenant Contractor, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord or the Project, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than 15 days after notice to Tenant of the filing thereof, but in any event prior to





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the foreclosure thereof. While any such sum remains unpaid, the obligations of
Tenant under this paragraph shall not apply to any claim for payment or lien to the extent such claim or lien results solely from a failure by Landlord to pay any sum which Landlord is required to disburse under the terms of this Agreement.

       1.6 Insurance Requirements. Tenant shall cause the General Contractor to carry, during all such times as the Tenant's work is being performed, all insurance required to be carried by the General Contractor under
Article 11 of the General Conditions to the General Construction Contract, including, without limitation, (1) a policy of insurance covering commercial general liability, with a combined single limit for bodily injury and property damage per occurrence of not less than $2,000,000, automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than $1,000,000 combined single limit (each person, each accident), and umbrella liability with limits not less than $25,000,000, and endorsed to show Landlord as an additional insured, and (2) workers' compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the General Contractor may have against Landlord. In addition, Tenant shall carry, or cause General Contractor to carry, throughout construction of the Improvements, builder's risk completed value insurance on the Improvements, in an amount approved by Landlord, which approval shall not be unreasonably withheld or delayed, and otherwise satisfying the requirements of Section
11.3.1 of the General Conditions to the General Construction Contract. Such builder's risk insurance shall include interests of Landlord in the Improvements. All such insurance shall be issued by insurance companies which are reasonably acceptable to Landlord and shall provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over the policies required hereunder).

       1.7 Inspection. Landlord shall at all times have the right to inspect the progress and quality of the construction of the Improvements. No inspection of the work in progress or any review or approval of the Plans and Specifications or any other matter hereunder by Landlord, or its consultants or representatives, shall relieve Tenant from its responsibilities under this Agreement or the Project Architects, the Project Manager or any contractor or subcontractor from its responsibilities under its respective contract. Any approval given by Landlord with respect to Tenant's construction or the plans and specifications therefor, and/or any monitoring of Tenant's work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

       Tenant will allow Landlord its representatives or agents, at any time during normal business hours, upon reasonable notice, access to the records and books of account, including any supporting or related vouchers or papers, kept by or on behalf of Tenant, its respective representatives or agents in connection with the Property, such access to include the right to make extracts or copies thereof.

       1.8 Permits. Tenant shall be solely responsible for obtaining any permits required for construction of the Improvements and any certificates of occupancy or business or other license or permit required for the use and occupancy of the Property and the conduct of Tenant's business at the Property.

       1.9 Utilities. Tenant or General Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Property during the construction of the Improvements.

       1.10 Ownership of Improvements. The Property and the Improvements are the property of Landlord and Tenant hereby disclaims any interest therein (other than Tenant's leasehold interest under the Lease). All property and materials incorporated into the Improvements shall become the property of Landlord upon such incorporation, or upon such earlier time as title passes to the "owner" under the Project Agreements.

                           ARTICLE 2:  DISBURSEMENTS





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       2.1    Applications for Payment.  On or before the 20th day of each month during the construction of the Improvements, Tenant shall submit to Escrow Agent and Landlord a written request for disbursement for costs incurred in construction of the Improvements using AIA Form G702 and G703, or a form containing equivalent information and approved by Landlord (an "Application for Payment"). Subject to the provisions of this Agreement, payment in respect of a properly submitted Application for Payment shall be made by the 5th day of the month following submission. Each Application for Payment shall be accompanied by:

              (a) such backup or supporting documentation as Landlord may reasonably request substantiating the amount requested;

              (b) current lien waivers from general or prime contractors and lien waivers from subcontractors evidencing that they have received amounts owing to them from the prior month's disbursement;

              (c) with respect to amounts owing to the Project Architects in respect of the Plans and Specifications, evidence reasonably satisfactory to Landlord that the applicable governmental approvals have been obtained for the work in progress or final drawings and specifications, as the case may be, for which payment is requested; and

              (d) with respect to amounts owing in respect of construction costs, a certificate of one or both of the Project Architects (as applicable), certifying: (A) the percentage of the work on the Improvements completed as of the date of the subject Application for Payment; (B) that the work completed to date complies with the Plans and Specifications and Governmental Requirements; and (C) the contractors and subcontractors requesting payment are entitled to payment in the amount requested. In no event shall any amount be disbursed in excess of the amount certified by the Project Architects as aforesaid.

       For each properly submitted Application for Payment, and subject to the conditions herein, Landlord shall deposit the amount of the Application for Payment in the escrow account established for such purpose with Escrow Agent, and Escrow Agent shall disburse such amount to the contractors, subcontractors or third parties entitled to such payments in accordance therewith.

       Final payment and the disbursement of retainages shall be made at such times as (i) the Project Architects and the General Contractor have each certified to Landlord that all punch list items applicable to the Improvements have been properly completed and final completion of the Improvements has been achieved and such certificates have been delivered to Landlord and Escrow Agent; (ii) Tenant, the Project Manager and Project Architects have each delivered to Landlord, with a copy to Escrow Agent, a certificate stating that all other items required for Project Close-Out have been obtained and delivered to Landlord and, with respect to the final unconditional lien waivers, to Escrow Agent.

       2.2 Dispute. In the event of a dispute relating to any Application of Payment, Escrow Agent shall give written notice to Landlord and Tenant ("Dispute Notice"). Landlord and Tenant shall deliver joint written instructions to Escrow Agent within 15 days of the date of the Dispute Notice. In the event such joint written instructions are not given within said time period, the parties shall submit the dispute for arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction. The parties to this Escrow Agreement agree that any arbitration proceedings shall be conducted in the American Arbitration Association's regional office located in Denver, Colorado. Each party shall bear its own costs and expenses in connection with the arbitration; provided, however, that the substantially prevailing party shall be entitled to reimbursement by the other party for all reasonable costs and expenses (including attorneys' fees and costs) that such prevailing party incurred in the arbitration. Tenant shall continue to perform its obligations under this Agreement during the pendency of any arbitration.





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       2.3    Conditions to Payment.  Before any deposit by Landlord in the escrow account and payment by the Escrow Agent and as a condition to each such deposit and payment:

              (a) No Damage. There shall be no substantial unrepaired damage to the Improvements by fire or other casualty which is not in Landlord's judgment adequately covered by collectible proceeds of insurance. If such proceeds exceed $50,000.00, all proceeds shall be paid to Landlord and shall be disbursed by it, subject to the terms and provisions of this Agreement. If such proceeds are less than $50,000.00, all proceeds shall be paid to Tenant and applied by it to repair any such damages.

              (b) Construction Report. Landlord shall have received a report from the Project Manager dated not earlier than the Application for Payment to the effect that construction of the Improvements to the date of such certificate has been in accordance with Governmental Requirements and the Plans and Specifications.

              (c) No Default. No Event of Default shall have occurred and remain uncured, nor shall any circumstance exist which would, in the reasonable judgment of Landlord, with the giving of notice or the passage of time, or both, constitute an Event of Default. At the time of making each disbursement there shall be delivered to Landlord a certificate, dated as of the date of the disbursement and signed by Tenant, attesting to the truth of the facts set forth in the foregoing sentence.

              (d) Later Date Title Endorsements. The Title Company is prepared to endorse the Owner's Title Policy to insure its coverage effective as of the date of making the disbursement, to include the amount of the disbursement without exception for any intervening lien, claim of lien or other encumbrance, in the form of endorsement attached hereto as Exhibit F.

              (e) No Mechanic's Liens. No mechanic's or material supplier's liens shall have been recorded against the Land.

              (f) Materials. Landlord shall have received evidence that all materials for the Improvements to be paid for from such disbursement have been installed in the Improvements or properly stored on the Property.

       2.4 Deficiency. If Landlord reasonably concludes at any time that the Total Project Cost, including all expenses and charges of every kind and nature, whether or not described in the Budget, of completion of the Improvements will exceed $28,000,000.00, after allocation of any realized savings, there shall be deemed to be a deficiency (herein sometimes called the "Deficiency"). In the event of any Deficiency within 10 business days after written demand by Landlord and as a condition to further payment by Landlord hereunder, Tenant shall deposit the amount of such Deficiency (or an irrevocable, direct pay letter of credit in such amount issued by a financial institution reasonably acceptable to Landlord) with the Escrow Agent (such amount to be disbursed prior to any further disbursements by Landlord), or otherwise satisfy such Deficiency in a manner reasonably acceptable to Landlord.

       2.5 Dispute with Contractors and Right to Contest. No Application for Payment shall include amounts which are in dispute between Tenant and any contractor or between a contractor and any subcontractor. Notwithstanding any other provisions to the contrary contained in this Agreement, if no Event of Default has occurred and is continuing, and if Tenant notifies Landlord prior to any disbursement by Landlord under Paragraph 3.3 for payment of any lien encumbering the Property that Tenant intends to contest same, Tenant shall have the right to diligently contest any mechanic's or other lien claim encumbering the Property (provided that the Tenant shall deposit, with the Title Company, a sum sufficient (or other security or indemnity acceptable to the Escrow Agent) to cause the Title Company to insure over such lien claims) assessed against the Property.





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       2.6    Landlord's Maximum Obligation.  Landlord's obligation to make payments with respect to the Improvements under this Agreement (including the purchase price and costs paid or reimbursed to Tenant at Closing under the Purchase Contract, real estate taxes, insurance costs and any other payments to the extent included in the definition of Total Project Cost in Paragraph 4.1) is limited to a maximum aggregate amount of $28,000,000.00. Any costs in excess of $28,000,000.00 shall be paid by Tenant.

       2.7 Conditions to Escrow Agents Duties. Acceptance of the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions:

              (a) The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement and the Escrow Agent shall not be liable to any party except for the performance of such duties and obligations as are specifically set out in this Agreement;

              (b) Tenant and Landlord will jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, but not limited to, court costs and attorneys' fees incurred without gross negligence or willful misconduct on the part of the Escrow Agent, and arising out of, or in connection with, any dispute arising under this Agreement, as well as the costs and expense of defending against any claim or liability arising out of, or relating to, this Agreement, provided that any reimbursement shall not prejudice the right of Tenant and Landlord to recover from the other.

              (c) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, instruction, direction or other document which the Escrow Agent, in good faith, believes to be genuine and to have been signed or presented by the proper party or parties;

              (d) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct;

              (e) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken or suffered by it in good faith in accordance with the opinion of such counsel;

              (f) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to each of the parties specifying a date, not less than fifteen (15) days after the date of such notice. No resignation shall be effective until a substitute Escrow Agent selected by Landlord and Tenant or if they cannot agree, by Escrow Agent, has agreed in writing to act as the Escrow Agent hereunder. Any substitute Escrow Agent must be a United States title company authorized to insure title to real property in all states. Upon the effective date of such resignation, the Escrow Agent shall deliver any funds in its escrow account to the substitute Escrow Agent and upon such delivery and the assumption by the substitute Escrow Agent of its duties hereunder, the Escrow Agent shall be relieved of all duties and liabilities thereafter accruing under this Agreement. Landlord and Tenant shall have the right, at any time, to substitute a new escrow agent by giving joint notice thereof to the Escrow Agent then acting;

              (g) Nothing contained in this Agreement shall in any way affect the right of the Escrow Agent to have, at any time, a judicial settlement of its accounts as Escrow Agent under this Agreement.

              (h) Escrow Agent waives all rights of offset and disclaims any security or other interest in the Escrow Funds except for fees and expenses to Escrow Agent hereunder for which Escrow Agent is not





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reimbursed as provided herein.

              (i) The fee of Escrow Agent for its services hereunder, if any, shall be paid by Landlord and included in Total Project Costs.

                              ARTICLE 3:  DEFAULT

       3.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

              (a) Any Event of Default by Tenant that occurs under the Lease (after expiration of any applicable cure period);

              (b) Tenant fails to keep or perform any obligation or condition which this Agreement obligates Tenant to keep or perform, and such failure continues for 10 consecutive days after written notice thereof from Landlord to Tenant, as the case may be;

              (c) Any representation, warranty or certification, made or given in or pursuant to this Agreement or otherwise made by Tenant in writing in connection with or as contemplated by this Agreement, proves to be untrue in any material respect at any time when such representation, warranty or certification is operative or applicable hereunder;

              (d) Either of the Architects' Agreements, the General Construction Contract or any other Project Agreement to which Tenant is a party is modified or amended in any material respect without the prior written consent of Landlord; or

              (e) The construction of the Improvements is abandoned or discontinued for a period of 10 consecutive days or more and such delay is not due to Landlord's Delays or any cause which would permit extension of the Contract Time under Section 8.3 of the General Conditions to the General Construction Contract, other than a delay caused by Tenant or its employees; or

              (f) Tenant fails to substantially comply with (or to bond or indemnify Landlord to its satisfaction with regard to) any Governmental Requirement within 20 consecutive days after Tenant has notice of such requirement; or

              (g) Tenant: makes an assignment for the benefit of creditors; or petitions or applies to any tribunal for the appointment of a trustee or receiver for itself or for any substantial part of its assets, or commences any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or any such proceedings are commenced, and any such person or entity by any act indicates any approval thereof, consent thereto or acquiescence therein, or an order is entered appointing any such trustee or receiver, or adjudicating any such person or entity bankrupt or insolvent, or approving the petition in any such proceedings; or if any petition or application for any such proceeding or for the appointment of trustee or receiver is filed by any third-party against any such person or entity or any of the aforesaid proceedings is not dismissed within 90 days of its filing; or

              (h) Proceedings are commenced by any public or quasi-public body to acquire the Property or any material interest in or part thereof by eminent domain and such proceedings are not dismissed within 90 days; or

              (i) Tenant enters into any financing agreements or arrangements of any kind whatsoever directly or indirectly secured or purported to be secured by the Property, or any part thereof; or

              (j) Any lien or notice of lien for the performance of work or the supplying of materials is filed or served against the Property, or any part thereof, and remains unsatisfied and if the Escrow Agent fails to insure over it at the time of any request for disbursement or for a period of 30 consecutive days after the date of filing or serving thereof; or

              (k) There is an attachment, execution or other judicial seizure of any portion of the Property and such seizure is not discharged within 30 consecutive days after such attachment, execution or other judicial seizure, as the case may be; or

              (l) Any order or decree is entered by any court of competent jurisdiction directly enjoining the construction or completion of the Improvements or enjoining or prohibiting Tenant, or Landlord from substantially performing any of its obligations or rights under or as contemplated by this Agreement, and such order or decree is not stayed or vacated, or the proceedings out of which such order or decree arose are not dismissed, within 30 consecutive days after the granting of such decree or order; or

              (m) Any Deficiency is not satisfied in a manner reasonably satisfactory to Landlord in its discretion (whether such Deficiency is existing or anticipated by Landlord), within 10 business days;

provided, however, that except for a default under subparagraph (a), the time limit for curing defaults as set forth in the foregoing clauses shall be extended for a period of not more than an additional 90 consecutive days if the ability to cure the subject default within the time limits specified in such clauses is not within the reasonable control of Tenant (lack of funds shall not be deemed a matter beyond the reasonable control of any such party) and provided Tenant promptly and in good faith undertakes the curing of such default and diligently thereafter in good faith pursues the curing thereof to completion.

       3.2 Remedies. After the occurrence of any Event of Default, Landlord shall have the right in addition to all the remedies conferred upon Landlord by law or equity or the terms of this Agreement or the Lease, to do any one or more of the following, concurrently or successively, without notice to Tenant:

              (a) Terminate Landlord's obligations under this Agreement to make any further payments hereunder; and

              (b) To the extent and in the manner permitted by applicable law, and without terminating the Lease, enter upon, take possession of, and use the Property, and all parts thereof, and all material, equipment and supplies thereon and elsewhere which were ordered for or appropriated to the construction of the Improvements, for the purpose of continuing the construction of the Improvements, and do anything which in its sole judgment is necessary or desirable to fulfill, pay, settle or compromise the obligations of Tenant hereunder or to complete the Improvements, including, without limitation, availing itself or through others of and procuring performance of the Architects' Agreements, the Project Management Agreement and the General Construction Contract or letting new contracts with the General Contractor, the Project Manager or the Project Architects or others. All sums whatsoever paid or incurred for the construction, completion and equipping of the Improvements, pursuant to the provisions of this paragraph or otherwise, and all other payments made or liabilities incurred by Landlord shall constitute disbursements pursuant to this Agreement. Landlord and its designees, representatives, agents, licensees and contractors shall be entitled to such entry, possession and use without the consent of any party and without any other condition precedent whatsoever. Tenant acknowledges that any denial of such entry, possession and use by Landlord after Landlord shall be entitled thereto in the manner permitted by law will cause irreparable injury and damages to Landlord and Landlord shall be entitled to injunctive relief to obtain such entry.

       3.3 Action by Landlord. To implement the rights of Landlord under Paragraph 3.2 hereof, Tenant hereby constitutes and appoints Landlord its true and lawful attorney-in-fact with full power of substitution in the premises to, at its election, after an Event of Default, take possession of the Property without terminating the Lease and to make such corrections, additions, changes and modifications in the Plans and Specifications as may be necessary or desirable in the opinion of Landlord to pursue such construction of the Improvements; to employ such contractors, subcontractors, employees, agents, architects, engineers, watchmen, managers, consultants and inspectors as Landlord may deem appropriate; to pay, settle or compromise all existing bills and claims which may be or become liens against the Property, or any part thereof, or as may be necessary or desirable in the opinion of Landlord for pursuing such construction or for the clearance of title; to prosecute and defend all actions and proceedings in connection with pursuing such construction or in connection with title to the Property; to execute all applications, certificates, or instruments in the name of Tenant which in the opinion of Landlord may be or are required by any governmental authority or contract to pursue construction of the Improvements; and to do any and every act which Tenant might do in its own behalf to pursue construction of the Improvements. Such power of attorney is coupled with an interest and is irrevocable. Landlord as such attorney-in-fact shall also have the power, at its election, after an Event of Default, to prosecute and defend all actions and proceedings in connection with such construction, and to take such action and require such performance under any surety bond or other obligation, and to execute in the name of Tenant such further bonds or obligations, as Landlord may require in connection with the work.

       Funds disbursed by Landlord in the exercise of its judgment that the same are needed to complete the Improvements or to protect the Property or to fulfill any of Tenant's obligations hereunder or under the Lease are to be added to the Total Project Cost.

                        ARTICLE 4:  CALCULATION OF RENT

       4.1 Calculation of Base Rent under the Lease. Effective on the Rent Commencement Date, annual Base Rent shall equal the product of (x) the Total Project Cost and (y) the Annual Rate of Return. "Annual Rate of Return" means: an annual rate equal to 9.70%, provided that such rate shall be reduced by one basis point for each whole $100,000 by which the amount of $27,000,000.00 exceeds the Total Project Cost, up to a maximum reduction of 20 basis points. For example: if the Total Project Cost is $26,750,000.00, then the Annual Rate of Return shall be reduced by two basis points to 9.68%. The obligation of Tenant to pay Base Rent shall commence on the Rent Commencement Date whether or not the Improvements have been completed and Tenant agrees that the risk of late completion of the Improvements shall be borne by Tenant. If the Total Project Cost has not been determined as of the Rent Commencement Date, Base Rent shall be determined by Landlord based upon Total Project Cost incurred to date plus a reasonable estimate of remaining amounts to be disbursed by Landlord hereunder. A final calculation of Base Rent shall be made upon Project Close-Out (which Base Rent shall be effective retroactively to the Rent Commencement Date) and Tenant shall (i) remit any underpayment to Landlord together with the installment of Base Rent next due, or (ii) receive a credit against Base Rent next due in the amount of any overpayment. "Total Project Cost" shall mean the sum of (A) the purchase price paid by Landlord under the Purchase Contract to purchase the Property (without regard to adjustments or prorations made thereunder), (B) costs incurred by Tenant in connection with design and construction of the Improvements paid or reimbursed by Landlord pursuant to Paragraph 6.1(b) of the Purchase Contract, (C) costs disbursed by Landlord pursuant to this Agreement; (D) real estate taxes and assessments accrued or assessed for the period from and after the Closing Date under the Purchase Contract through the date of commencement of Tenant's obligation to pay real estate taxes under the Lease (whether or not due and payable); (E) any other amounts specifically included in the Total Project Cost under the terms of this Agreement or the Purchase Agreement; (F) Landlord's average cost of coverage for liability insurance during the period ending on Project Close-Out;
(G) the Financing Fee; and (H) imputed interest at the Interest Rate on the Total Project Cost (imputed interest accrues on actual cost as and when disbursed by Landlord, including amounts under clause (B) above paid or reimbursed at closing under the Purchase Contract, (and for such purposes, the Financing Fee shall be deemed to have been disbursed on the Closing Date under the Purchase Contract) up to the Rent Commencement Date, as such term is defined in the Lease). Total Project Cost shall not include any transaction costs incurred by Purchaser in connection with the investigation and purchase of the Property under the Purchase Contract, except as expressly provided in the Purchase Agreement. "Interest Rate" means an annual rate equal to the rate as published in the Wall Street Journal for notes maturing one month after issuance under the caption "Money Rates, London Interbank Offered Rates" ("Libor"), plus 1.6 percent per annum, but not in any event shall such rate exceed at any time the maximum rate of interest permitted by applicable law. The Interest Rate shall change on the same day as any change in the Libor rate as published in the Wall Street Journal. As used in this Agreement, "Financing Fee" means a fee equal to 50 basis points levied against the total of all other components of Total Project Cost, as estimated based upon the Budget and Project Schedule, which fee shall be adjusted at Project Close-Out to reflect actual disbursements and imputed interest through the date of Project-Close-Out.

       4.2    INTENTIONALLY OMITTED.

       4.3 Escalation of Base Rent. Base Rent shall escalate during the term of the Lease and any extension term, as set forth in the Lease.

                       ARTICLE 5:  INTENTIONALLY OMITTED

                           ARTICLE 6:  MISCELLANEOUS

       6.1 No Waiver; Modifications. No delay on the part of Landlord or Tenant in exercising any rights set forth herein, or failure to exercise such rights, shall operate as a waiver thereof or of any of their rights under this Agreement. No modification or waiver of the provisions of this Agreement shall be effective unless in writing and signed by the party to be charged therewith, nor shall any waiver be applicable except in the specific instance for which given.

       6.2 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

       6.3 Conflicts. The provisions of this Agreement shall govern over any conflicting provisions in the Lease or the Purchase Contract.

       6.4 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

       6.5 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

       6.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

       6.7 Entirety and Amendments. This Agreement and the Lease embody the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the Property other than provisions of the Purchase Contract which survive the Closing by their terms. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

       6.8 Time of the Essence. Time is of the essence in the performance of this Agreement.

       6.9 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

       6.10 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (1) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (2) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (3) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

       Tenant Notice Address:
       ---------------------

                                   J.D. EDWARDS & COMPANY
                                   8055 East Tufts Avenue
                                   Denver, Colorado  80237
                                   Attention:  Director of Real Estate
                                   Telephone:  303/488-1188
                                   Facsimile:  303/488-1690

              With a copy to:      J.D. EDWARDS & COMPANY
                                   8055 East Tufts Avenue
                                   Denver, Colorado  80237
                                   Attention:  General Counsel
                                   Telephone:  303/488-4606
                                   Facsimile:  303/488-4679

              And with a copy to:  Sherman & Howard, LLC
                                   633 17th Street
                                   Suite 3000
                                   Denver, Colorado  80202
                                   Attention:  James L. Cunningham
                                   Telephone:  303/299-8356
                                   Facsimile:  303/298-0940

       Landlord Notice Address:
       -----------------------

              With a copy to:      CARRAMERICA REALTY, L.P.

                                   Attention:  Market Officer
                                   7600 East Orchard Road
                                   Englewood, CO 80111
                                   Telephone: 303/773-0618
                                   Facsimile:  303/779-6587

                                   CARRAMERICA REALTY CORPORATION
                                   Attention:  Asset Manager
                                   1700 Pennsylvania Avenue, N.W.
                                   Washington, D.C.  20006
                                   Telephone:  202/624-7500
                                   Facsimile:  202/638-0102

              And a copy to:       Mayer, Brown & Platt
                                   Attn:  George Ruhlen
                                   141 East Palace Avenue
                                   Santa Fe, New Mexico 87501
                                   Telephone: 505/820-8186
                                   Facsimile: 505/820-7334

       6.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

       6.12 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

       6.13 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       6.14 Independent Obligations. Tenant acknowledges that the undertakings of Tenant under this Agreement are a material inducement to Landlord to purchase the Property under the Purchase Contract and to enter into the Lease and that Landlord would not purchase the Property or enter into the Lease without Tenant's undertaking to complete the Improvements. The obligations of Tenant under this Agreement are independent of and in addition to the Lease and no default by Landlord under the Lease or defense available to Tenant with respect to its obligations under the Lease shall constitute or be deemed a defense to Tenant's obligations hereunder.

                            [Signature Page Follows]

                               SIGNATURE PAGE TO
                         SUPPLEMENT TO LEASE AGREEMENT



                                   CARRAMERICA REALTY, L.P.

                                   By: CARRAMERICA REALTY GP HOLDINGS, INC.,
                                       a Delaware corporation,
                                       its general partner

                                   By:
                                       ---------------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                   J.D. EDWARDS & COMPANY


                                   By:
                                       ---------------------------------------
                                       Name:  Richard G. Snow, Jr.
                                       Title: Vice President and General Counsel

Escrow Agent accepts its duties pursuant to Paragraph 2.7.

                                   LAND TITLE GUARANTEE COMPANY


                                   By:
                                       ----------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------

                         SUPPLEMENT TO LEASE AGREEMENT

                                    EXHIBITS

A      -      Legal Description of Land
B      -      Budget
C      -      List of Plans and Specifications
D      -      List of Project Agreements
E      -      Project Schedule
F      -      Form of Endorsement
G      -      Change Order Procedures

                                                                       EXHIBIT A
                           LEGAL DESCRIPTION OF LAND

PARCEL 1

A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER EAST IN SECTIONS 8 AND 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE ALONG THE EAST-WEST CENTERLINE OF SECTION 9 BEARING SOUTH 89 DEGREES 59 MINUTES 25 SECONDS EAST,
279.73 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 368.62 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 563.61 FEET, A CENTRAL ANGLE OF 30 DEGREES 04 MINUTES 04 SECONDS, A RADIUS OF 1,074.00 FEET AND A
CHORD WHICH BEARS NORTH 52 DEGREES 23 MINUTES 11 SECONDS EAST, 557.17 FEET; THENCE SOUTH 27 DEGREES 16 MINUTES 44 SECONDS EAST, 79.29 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 413.05 FEET, A CENTRAL ANGLE OF 23 DEGREES 47 MINUTES 07 SECONDS, A RADIUS OF 995.00 FEET AND A CHORD WHICH BEARS NORTH 79 DEGREES 41 MINUTES 12 SECONDS EAST, 410.10 FEET TO A POINT OF NON-TANGENCY;
THENCE NORTH 43 DEGREES 56 MINUTES 35 SECONDS EAST, 67.90 FEET TO THE RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY;
THENCE ALONG SAID RIGHT-OF-WAY LINE BEING A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 73.83 FEET, A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 20 SECONDS, A RADIUS OF 810.00 FEET AND A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 05 SECONDS EAST, 73.80 FEET;
THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 35 DEGREES 51 MINUTES 07 SECONDS WEST, 95.85 FEET TO POINT OF CURVATURE;
THENCE ALONG A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 374.78 FEET, A CENTRAL ANGLE OF 35 DEGREES 36 MINUTES 58 SECONDS, A RADIUS OF 602.79 FEET AND A CHORD WHICH BEARS SOUTH 18 DEGREES 02 MINUTES 45 SECONDS WEST, 368.70 FEET TO A POINT OF TANGENCY;
THENCE SOUTH 00 DEGREES 14 MINUTES 25 SECONDS WEST, 243.18 FEET;
THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 257.58 FEET, A CENTRAL ANGLE OF 45 DEGREES 28 MINUTES 50 SECONDS, A RADIUS OF 324.50 FEET AND A CHORD WHICH BEARS SOUTH 60 DEGREES 03 MINUTES 24 SECONDS WEST, 250.87 FEET;
THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 379.45 FEET TO THE TRUE POINT OF BEGINNING.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY

RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 56, AS MONUMENTED BY A PIN AND CAP PLS 9655 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NO. 92-0071136 AND A PIN AND CAP PLS 23899, BEARING NORTH 64 DEGREES 49 MINUTES 30 SECONDS WEST, 766.84 FEET.

PARCEL 2


A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER IN SECTION 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE SIXTH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE N81 degrees 26'41"E,
808.84 FEET TO THE TRUE POINT OF BEGINNING; THENCE N00 degrees 14'25"E, 17.92 TO A POINT OF CURVATURE; THENCE 10.24 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 00 degrees 58'22", AND A CHORD WHICH BEARS N00 degrees 43'01"E, 10.24 FEET; THENCE 23.38 FEET ALONG THE ARCH OF A CURVE TO THE LEFT HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 53 degrees 35'55", AND A CHORD WHICH BEARS N29 degrees 54'67"E, 22.64 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 167.63 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 16 degrees 12'58", AND A CHORD WHICH BEARS N11 degrees 13'27"E, 167.07 FEET TO A POINT OF REVERSE CURVATURE; THENCE 15.26 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10.00 FEET, A CENTRAL ANGLE OF 87 degrees 25'80", AND A CHORD WHICH BEARS N24 degrees 23'00"W, 13.82 FEET TO A POINT OF TANGENCY; THENCE N68 degrees 05'58"W, 0.87 FEET; THENCE 38.35 FEET ALONG THE ARC OF A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 03 degrees 38'41", AND A CHORD WHICH BEARS N22 degrees 06'27"E, 38.34 FEET; THENCE 23.79 FEET ALONG A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF
20.00 FEET, A CENTRAL ANGLE OF 52 degrees 25'54", AND A CHORD WHICH BEARS N52'08"18"E, 22.97 FEET TO A POINT OF REVERSE CURVATURE; THENCE 103.01 FEET ALONG AN ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 09 degrees 57'53", AND A CHORD WHICH BEARS N30 degrees 52'18"E, 102.88 FEET TO A POINT OF TANGENCY; THENCE N35 degrees 51'07"E, 95.39 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE 44.90 FEET ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE BEING THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 810.00 FEET, A CENTRAL ANGLE OF 03 degrees 10'35", AND A CHORD WHICH BEARS S53 degrees 36'39"E, 44.90 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT- OF-WAY LINE S35 degrees 51'07"W, 32.45 FEET TO A POINT OF CURVATURE; THENCE 44.40 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 115.00 FEET, A CENTRAL ANGLE OF 22 degrees 07'23", AND A CHORD WHICH BEARS S45 degrees 54'48"W, 44.13 FEET TO A POINT OF REVERSE CURVATURE; THENCE
35.10 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 85.00 FEET, A CENTRAL ANGLE OF 23 degrees 39'28", AND A CHORD WHICH BEARS S46 degrees 08'46"W, 34.85 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 334.44 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 582.29 FEET, A CENTRAL ANGLE OF 34 degrees 04'43", AND A CHORD WHICH BEARS S17 degrees 16'40"W, 329.53 FEET TO A POINT OF TANGENCY; THENCE S00 degrees 14'25"W, 16.34 FEET; THENCE 40.54 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 550.00 FEET, A CENTRAL ANGLE OF 04 degrees 13'25", S87 degrees 52'54"W, 40.35 FEET TO THE TRUE POINT OF BEGINNING. SAID PARCEL CONTAINS 0.37 ACRES (10030.87 SQUARE FEET), MORE OR LESS.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 58, AS MONUMENTED BY A

PIN AND CAP PLS 9000 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NUMBER 92-0071138 AND A PIN AND CAP PLS 23899 BEARING N64 degrees 49'20"W, 766.84 FEET.

                                                                       EXHIBIT B

                                     BUDGET

                                                                       EXHIBIT C

                        LIST OF PLANS AND SPECIFICATIONS
                                   (Attached)

                                                                       EXHIBIT D

                           LIST OF PROJECT AGREEMENTS


1. Project Management Agreement dated May 1, 1996 between J.D. Edwards & Company and Schal Bovis, Inc.

2. Contract for Construction dated May 1, 1996 between J.D. Edwards & Company and Hensel Phelps Construction Co.

3. Agreement for Interior Design Services dated May 1, 1996 between J.D. Edwards & Company and VOA Associates Incorporated.

4. Agreement Between Client and Architect dated May 1, 1996 between J.D. Edwards & Company and C.W. Fentress J.H. Bradburn & Associates, P.C.

                                                                       EXHIBIT E

                                PROJECT SCHEDULE
                                   (Attached)

                                                                       EXHIBIT F
                              FORM OF ENDORSEMENT
                                   (Attached)

                                                                       EXHIBIT G
                          PROCEDURES FOR CHANGE ORDERS
                                   (Attached)